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                                                                  Exhibit 21.1

                          SUBSIDIARIES OF THE COMPANY


                                                        JURISDICTION OF
SUBSIDIARIES                                              ORGANIZATION

DermaQuest, Inc.                                          Pennsylvania

MK Diabetic Support Services, Inc.                          Florida

RespiFlow, Inc.                                             Florida

Steri-Pharm, Inc.                                           New York

The PromptCare Companies, Inc.                             New Jersey

The PromptCare Lung Center, Inc.                            Delaware

Transworld Home HealthCare - Nursing Division, Inc.         Delaware

Transworld Healthcare Puerto Rico, Inc.                     Florida

Health Management, Inc.                                     Delaware

Transworld Healthcare (UK) Limited                          England
         Allied Medicare Ltd.                               England
            Allied Homecare Ltd.                            England
         Omnicare plc                                       England
            Omnicare Group Ltd.                             England
               Medigas Ltd.                                 England
            Amcare Ltd.                                     England
               Amcare Services Ltd.                         England